Exhibit 10.2

AMENDMENT TO LOCK-UP AGREEMENT

This AMENDMENT TO LOCK-UP AGREEMENT (this “Amendment”) is made and entered into as of September 30, 2003 by and among Redback Networks Inc., a Delaware corporation (the “Company”) and each Noteholder that executes a counterpart signature page to this Amendment. Capitalized terms used and not defined in this Amendment shall have the same meanings assigned to them in the Lock-Up Agreement (together with the Restructuring Term Sheet attached as Annex A thereto, collectively, the “Lock-Up Agreement”), by and among the Company and the signatories thereto, which is being amended by this Amendment.

WHEREAS, the Company and the Noteholders desire to amend the Lock-Up Agreement as set forth in this Amendment on the terms and subject to the conditions set forth below; and

WHEREAS, Noteholders holding a majority of the aggregate principal amount of, and accrued interest on, the Notes represent the Required Creditors for purposes of amending the Lock-Up Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants set forth herein, the parties hereto agree as provided below. Any terms of the Lock-Up Agreement in conflict or otherwise inconsistent with this Amendment are hereby superseded and replaced by the terms of this Amendment.

1. Prepackaged Plan. In the event that the Company satisfies the conditions to the Exchange Offer on or before October 31, 2003 (the “New Deadline”), the Company shall have no obligation to commence a Case. In the event that by the New Deadline the Company has failed to satisfy the conditions to the Exchange Offer but has secured acceptances of the Prepackaged Plan from holders of Outstanding Indebtedness in numbers and holding amounts that are sufficient to confirm the Prepackaged Plan under applicable provisions of chapter 11 of the Bankruptcy Code (the “Required Acceptances”), then on or before November 3, 2003, the Company shall commence a Case in which it shall file the Prepackaged Plan, and the Company shall use its commercially reasonable best efforts to confirm before the Prepackaged Proceeding Confirmation Deadline and implement the Prepackaged Plan.

2. Pre-Negotiated Proceeding. In the event that by the New Deadline the Company has failed to satisfy the conditions to the Exchange Offer and has failed to secure the Required Acceptances, then on or before November 3, 2003, the Company shall commence a Case and file a pre-negotiated plan of reorganization under Chapter 11 of the Bankruptcy Code, consistent in all material respects with the Restructuring Term Sheet (a “Pre-Negotiated Plan”), to effectuate the Restructuring, and the Company shall use its commercially reasonable best efforts to confirm before February 27, 2004 (the “Pre-Negotiated Proceeding Confirmation Deadline”) and implement such Pre-Negotiated Plan.

3. Termination. The Lock-Up Agreement shall remain effective until and terminate and expire upon November 3, 2003, unless: (a) on or before that date, (i) the Company has commenced a Case and filed the Prepackaged Plan, in which case the Lock-Up Agreement shall terminate on the Prepackaged Proceeding Confirmation Deadline, or (ii) the Company has commenced a Case and filed the Pre-Negotiated Plan, in which case the Lock-Up Agreement shall terminate on the Pre-Negotiated Proceeding Confirmation Deadline; or (b) any other condition or event set forth in Section 8(a) of the Lock-Up Agreement, excluding Section 8(a)(i) and Section 8(a)(ii), has occurred.

4. Amendment and References. Each reference in the Lock-Up Agreement to “this Agreement”, “the Lock-Up Agreement”, the “Restructuring Term Sheet”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Lock-Up Agreement as amended by this Amendment. The Lock-Up Agreement is amended only as specifically amended by this Amendment and shall remain in full force and effect except as otherwise provided herein. By executing this Amendment, each of the signatories to this Amendment agrees to be bound by the Lock-Up Agreement as though it had been an original signatory thereto, except as amended by this Amendment.

5. Representations and Warranties. a. Each of the signatories to this Amendment represents and warrants to the other signatories to this Amendment that:

(i) if an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or other power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its respective obligations under, this Amendment;

(ii) if an entity, the execution and delivery of this Amendment and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or other action on its part;

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(iii) the execution, delivery and performance by it of this Amendment do not and shall not (A) violate any provision of law, rule or regulation applicable to it or any of its affiliates or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (B) conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it or any of its affiliates is a party or under its certificate of incorporation, bylaws or other governing instruments; and

(iv) assuming the due execution and delivery of this Amendment by each of the other parties hereto, this Amendment is the legally valid and binding obligation of it, enforceable against it in accordance with its terms (except insofar as indemnification for liability under securities and similar laws may be unenforceable as against public policy).

b. Each of the Noteholders further represents and warrants to the other signatories to this Amendment that as of the date of this Amendment, such Noteholder is the beneficial owner of, or the investment adviser or manager for the beneficial owner(s) of, the principal amount at maturity of the Notes, set forth below such Noteholder’s name on Schedule A hereto, with the power and authority to vote and dispose of such Notes.

6. No Waiver. Each of the signatories to this Amendment expressly acknowledges and agrees that, except as expressly provided in this Amendment, nothing in this Amendment is intended to, nor does, in any manner waive, limit, impair or restrict the ability of any party to this Amendment to protect and preserve all of its rights, remedies and interests, including, without limitation, with respect to its ownership of claims against or equity securities of the Company.

7. Miscellaneous. This Amendment shall be governed in all respects by the laws of the State of California, except to the extent such law is preempted by the Bankruptcy Code. This Amendment is not intended to be, and each signatory to this Amendment acknowledges that it is not, a solicitation of the acceptance or rejection of any Prepackaged Plan of reorganization for the Company pursuant to Section 1125 of the Bankruptcy Code. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized officers as of the date first written above.

REDBACK NETWORKS INC.

By:	/s/ Thomas L. Cronan III
Its:	Senior Vice President & CEO

Schedule A

Noteholders and Aggregate Principal Amount of Notes Held

Noteholder:

By:
Its:

Aggregate Principal Amount of Notes held by such Noteholder as beneficial owner (or as investment manager or advisor for the beneficial owner):